As filed with the Securities and Exchange Commission on April 16, 2008

Registration No. 333-139417
___________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

Post-Effective Amendment No. 2
to
FORM SB-2 on FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
___________________

ULURU Inc.
 (Exact name of registrant as specified in its charter)

Nevada	41-2118656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(214) 905-5145
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________

Mr. Kerry P. Gray
4452 Beltway Drive
Addison, Texas  75001
(214) 905-5145
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________
Copies to:

Jack Concannon, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110
(617) 951-8000

Approximate date of commencement of proposed sale to the public: From time to time after this post-effective amendment is declared effective.

If the only Securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Shares of Common Stock	55,674,262	$ 1.155	$ 64,303,773	$ 6,881
Shares of Common Stock	766,666	$ 4.20	$ 3,219,998	$ 345
Total:	56,440,928	-	$ 67,523,771	$ 7,226

(1)
As described in the Explanatory Note provided below, the aggregate number of shares subject to this registration statement is being reduced by this Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 from 56,440,928 shares of our common stock to 43,293,252 shares of our common stock.  No new securities are being registered pursuant to this amendment.

(2)
Estimated for purposes of computing the registration fee pursuant to Rule 457.  For the purposes of this table, we have used the average of the high and low prices on (i) December 8, 2006 with respect to 55,674,262 shares (the number of shares included in the registrant’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission on December 15, 2006); and (ii) February 6, 2007 with respect to 766,666 shares (the number of shares included herewith but not included in the registrant’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission on December 15, 2006).

(3)
The registrant previously paid $6,881 of the registration fee in connection with the filing of its Form SB-2 Registration Statement filed with the Securities and Exchange Commission on December 15, 2006 and $345 of the registration fee in connection with the filing of its Pre-Effective Amendment No. 1 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission on February, 9, 2007.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this post-effective amendment to the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this post-effective amendment to the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until this post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 contains an updated prospectus relating to the offering and sale of securities initially registered by ULURU Inc. on the registration statement on Form SB-2 (No. 333-139417) declared effective by the Securities and Exchange Commission on or about February 13, 2007 (the “Effective Date”).  This Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 is being filed to (i) convert such registration statement on Form SB-2 into a registration statement on Form S-3; (ii) update our financial statements pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended, and (iii) reduce, by 13,147,676 shares, the aggregate number of shares of our common stock subject to this registration statement.  Such reduction is being made based on information provided to us by selling security holders or contained in the filings made by selling security holders with the Securities and Exchange Commission prior to the date hereof, concerning shares of our common stock that have been sold by selling security holders since the Effective Date.

Based on such information regarding the selling security holders, the table appearing under the heading “Selling Security Holders” in the prospectus contained herein (the “Selling Security Holder Table”) has been amended to reflect, among other things, the sale and/or transfer by certain selling security holders of a portion of the shares of our common stock previously held by them (as more fully described in the Selling Security Holder Table) and the sale of all of the shares of our common stock previously held by each of Chilton Private Equity Partners I, LLC, Chilton Global Partners, L.P., Chilton Small Cap Partners, L.P., Madison Trading, LLC, Robert V. Banker, Cornell Capital Partners, LP, Highgate House Funds, Ltd. and HH Advisors, LLC.  Moreover, the aggregate number of shares described on the cover page of the prospectus contained herein as being subject to this registration statement has been changed from 56,440,928 shares of our common stock to 43,293,252 shares of our common stock, to accurately reflect the reduction of shares subject to this registration statement as described above.

PROSPECTUS

Subject to completion, dated April 16, 2008

ULURU INC.

43,293,252 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 43,293,252 shares of common stock of ULURU Inc. (hereinafter “we”, “our”, “us”, “ULURU”, or the “Company”) by certain persons who are our security holders.  All of such shares of common stock are either (i) currently issued and outstanding or (ii) issuable upon exercise of currently outstanding warrants to purchase common stock.  Please refer to “Selling Security Holders” beginning on page 23.  We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering.  However, upon the exercise of common stock purchase warrants, ULURU will receive the proceeds from such exercise if payment is made in cash.

The selling security holders are offering for sale shares of our common stock at prices established on the American Stock Exchange during the term of this offering, or as otherwise described in “Plan of Distribution”. Our common stock is quoted on the American Stock Exchange under the symbol “ULU.”  On April 15, 2008, the last reported sale price of our common stock was $1.90.  This price will fluctuate based on the demand for the shares of common stock.

This offering relates to the sale of common stock by certain persons who are our security holders, including the following:

•
Certain institutional accredited investors, including JANA Partners LLC, Pequot Capital Management, Inc. and certain investment funds affiliated with, managed by or advised by, as the case may be, Brencourt Advisors LLC, Invus Public Advisors LLC, O.S.S. Capital Management LP and Tudor Investment Corporation, that may sell up to an aggregate of 35,737,206 shares of our common stock.  Such shares were initially issued by the Company to such accredited investors in connection with a Common Stock Purchase Agreement dated December 6, 2006.  All of the securities issued pursuant to such Common Stock Purchase Agreement were shares of our common stock.  No warrants or other securities were issued to such investors in connection with such transaction.

•
Prenox, LLC (“Prenox”), a security holder that may sell up to 5,777,856 shares of our common stock, comprised of 1,586,189 shares of our outstanding common stock currently owned by Prenox as of April 1, 2008 and 4,191,667 shares of our common stock reserved for issuance upon the exercise of certain warrant rights held by Prenox to purchase shares of our common stock as of April 1, 2008.  Such warrant rights were received by Prenox pursuant to the terms of a Securities Purchase Agreement entered into by the Company in October 2005 and an amendment thereto executed in August 2006.

•
Certain assignees of Blue Trading, Inc. that may sell up to 1,778,190 shares of our common stock of which 1,670,000 are currently reserved for issuance upon exercise of warrants to purchase shares of our common stock.

Assuming the issuance of all the shares being sold pursuant to this prospectus, such shares would equal approximately 66.0% of our then outstanding common stock (including, for these purposes, shares deemed beneficially owned by the selling security holders in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934, as amended), assuming that we issue no other shares of our common stock until that time.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate upon the earlier of (i) the date of the withdrawal of the accompanying registration statement, (ii) the date when all shares covered by this prospectus have been sold, or (iii) with respect to each selling security holder, such time as all shares covered by this prospectus held by such selling securityholder may be sold without any restriction pursuant to Rule 144 of the Securities Act of 1933, as amended.  None of the proceeds from the sale of stock by the selling security holders will be placed in escrow, trust or any similar account.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until this post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is __________ ___, 2008.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or otherwise. These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry. Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently. Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations. Such risks and uncertainties include those set forth herein under “Risk Factors.” The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to read any further disclosures we make on related subjects in our current and periodic reports filed with the Securities and Exchange Commission. Also note that under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed in “Risk Factors,” including factors described as risks in our filings with the Securities and Exchange Commission, could also adversely affect us.

PROSPECTUS SUMMARY

Introduction

The following is only a summary of the information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and any accompanying documents incorporated by reference before making any decision regarding an investment in us.  Unless otherwise stated in this prospectus, references to “we”, “us”, “ULURU”, or “Company” refer to ULURU Inc.

Overview of Company

ULURU’s goal is to acquire topically applied technologies to improve topical delivery and to establish a commercial organization focused on the wound management, burn care and plastic surgery markets. Our principal executive offices are located at 4452 Beltway Drive, Addison, Texas 75001. Our telephone number is (214) 905-5145.

We are an emerging yet diversified pharmaceutical company focused on advancing topical drug delivery and engaged in the development of novel wound care, plastic surgery, and topically applied therapeutics based primarily on the adaptation of existing therapeutic agents using our proprietary drug delivery platforms.

It is our objective to establish a market leadership position in the development of wound management, plastic surgery, and oral care products by utilizing innovative drug delivery solutions to improve the clinical outcome of patients and provide a pharmacoeconomic benefit to healthcare providers.  To achieve this objective, we have acquired three patented delivery technologies and intend to make future acquisitions of technologies which offer the potential to improve patient outcomes in our areas of focus.

From our three patented drug delivery technologies, we have three products which have been approved for marketing in various global markets.

The three drug delivery technologies are as follows:

OraDisc™

An adhesive erodible film technology, for the delivery of medication into the oral cavity, onto the oral mucosal surfaces, onto the surface of teeth or to deliver drug into the systemic circulation through the mucosal tissue.

Nanoparticle Aggregate

Nanoparticles which aggregate in the presence of body fluids, to form a permanent or partially permanent device which can be used as a wound or burn care dressing with or without a drug, in plastic surgery as a dermal filler and implant material and for ocular drug delivery.

Residerm
A technology for enhancing the penetration of drug into the skin and forming a drug reservoir to locally treat skin disorders and reduce the systemic absorption and side effects of the drug.

The three drug delivery technologies were purchased from Access Pharmaceuticals, Inc. in October 2005. The Asset Purchase Agreement provided for the assumption of all assets of the topical drug delivery business including inventories, capital equipment and intellectual property specifically identified with the purchased technologies.

We have commenced hiring a direct sales force and a sales and marketing organization to commercialize the acute wound management, certain chronic wounds, and burn care products. To achieve this objective, we plan on acquiring additional complimentary wound management products. We plan to add additional products to our existing portfolio through the incorporation of numerous wound management compounds in our nanoparticle aggregate dressing.

In addition to the three acquired drug delivery technologies, we have also purchased the patent for the use of amlexanox for the treatment of oral diseases including canker sores, and skin disorders.

Discus Dental Inc., our United States licensee is currently marketing amlexanox 5% paste in the United States, the first U.S. Food and Drug Administration (“FDA”) approved product for the treatment of canker sores, under the trade name Aphthasol®. In September 2001, ProStrakan Limited, our U.K. partner, received marketing authorization to market amlexanox 5% paste in the United Kingdom under the trade name Aptheal®.  We have received marketing approval in 10 European Union countries following completion of the Mutual Recognition Procedure (“MRP”). Approval to market was granted in Austria, Germany, Greece, Finland, Ireland, Luxembourg, The Netherlands, Norway, Portugal and Sweden where marketing has yet to commence. We have developed a new formulation and delivery form for amlexanox.  In 2004, we received approval of our new drug application for OraDisc™ A from the FDA.  The OraDisc™ technology is a proprietary mucoadhesive patch that gradually erodes and releases an active ingredient when applied to the inside of the mouth.

ProStrakan has used our patented Residerm® technology to develop a zinc clindamycin formulation for the treatment of acne. ProStrakan began marketing zinc clindamycin in the United Kingdom under the trade name Zindaclin in March 2002. The process to achieve marketing authorization for Zindaclin throughout Europe has now been completed, with approvals granted in most European Union countries including the new member states, where marketing activities are ongoing in the major markets including France, Germany, Spain and Italy. Additionally, approvals have been granted in numerous international markets where the product has been launched.

Corporate History

ULURU Inc. (hereinafter “we”, “our”, “us”, or the “Company”), was incorporated on September 17, 1987 under the laws of the State of Nevada, under the name Casinos of the World, Inc.

On April 16, 1993, the shareholders of the Company approved an amendment to the Articles of Incorporation, changing our name to Clean Way Corporation.

On August 19, 1999, the shareholders of the Company approved an amendment to the Articles of Incorporation, changing our name to Trader Secrets.com, Inc.

On February 2, 2000, we entered into a Stock Acquisition Agreement with National Lighting Corp, an Internet company incorporated in British Columbia, Canada, pursuant to which National Lighting Corp. became a wholly owned subsidiary of the Company and on March 13, 2000 the shareholders of the Company approved an amendment to the Articles of Incorporation and changed the Company name to VOIP Technology Inc.
On January 30, 2002, the shareholders of the Company approved an amendment to the Articles of Incorporation, changing our name to Oxford Ventures, Inc.

On February 8, 2002, we sold all of the shares the Company held in National Lighting Corp., our wholly owned subsidiary.  Our charter was suspended (subject to reinstatement) by the State of Nevada in September 2001 for inactivity and failure to pay annual fees and costs. Its active status was reinstated on January 30, 2002, upon payment of all past due fees and costs.

On December 2, 2003, we issued 8,625,000 shares pursuant to an Asset Purchase Agreement. On December 5, 2003, we declared a 2.25 stock dividend which increased the issued and outstanding shares from 10,528,276 common shares to 34,216,897 common shares.

On March 1, 2004, we affected a 4 to 1 forward split, increasing our outstanding shares to 136,867,588.

In 2005, we relocated our principal executive offices from Mesa, Arizona to Omaha, Nebraska.

On October 12, 2005, we entered into a merger agreement with ULURU Inc., a Delaware corporation (“ULURU Delaware”), and Uluru Acquisition Corp., a wholly-owned Delaware subsidiary of ours formed on September 29, 2005. Under the terms of the agreement, Uluru Acquisition Corp. would merge into ULURU Delaware, after ULURU Delaware had acquired the net assets of the topical component of Access Pharmaceuticals, Inc., under Section 368 (a) (1) (A) of the Internal Revenue Code.

As a result of the March 29, 2006 merger, we acquired all of the issued and outstanding shares of ULURU Delaware under a stock exchange transaction, and ULURU Delaware became a wholly-owned subsidiary of the Company, its legal parent. However, for financial accounting and reporting purposes, ULURU Delaware is treated as the acquirer and is consolidated with its legal parent, similar to the accounting treatment given in a recapitalization. For accounting presentation purposes only, our net assets are treated as being acquired by ULURU Delaware at fair value as of the date of the stock exchange transaction, and the financial reporting thereafter has not been, and will not be, that of a development stage enterprise, since ULURU Delaware had substantial earned revenues from planned operations.  Both companies have a December 31 year end.

On March 29, 2006, we filed a Certificate of Amendment to the Articles of Incorporation in Nevada.  This Certificate of Amendment authorized a 400:1 reverse stock split to occur so that in exchange for every 400 outstanding shares of common stock that each shareholder had at the close of business on March 29, 2006, the shareholder would receive one share of common stock.  As a result of this reverse stock split, our issued and outstanding common stock was reduced from 340,396,081 pre-split shares of common stock to 851,094 post-split shares which include additional shares for fractional interests.  The Certificate of Amendment also authorized a decrease in authorized shares of common stock from 400,000,000 shares, par value $.001 each, to 200,000,000, par value $.001 each, and authorized up to 20,000 shares of Preferred Stock, par value $.001.

On March 31, 2006, we filed a Certificate of Amendment to the Articles of Incorporation in Nevada to change our name from “Oxford Ventures, Inc.” to “ULURU Inc.”  On the same date, we moved our executive offices to Addison, Texas.

On March 31, 2006, we acquired, through our wholly-owned subsidiary (Uluru Acquisition Corp.) a 100% ownership interest in ULURU Delaware through a merger of ULURU Delaware into Uluru Acquisition Corp.  We acquired ULURU Delaware in exchange for 11,000,000 shares of our common stock. As a result of this merger, the former shareholders of ULURU Delaware owned an aggregate of 92.8% of the issued and outstanding shares of our common stock and the pre-merger shareholders of ours owned an aggregate of 7.2% of the issued and outstanding shares of our common stock.

At the effective time of such merger, the members of the ULURU Delaware Board of Directors holding office immediately prior to such merger became our directors, and all persons holding offices of ULURU Delaware at the effective time continued to hold the same offices of the surviving corporation. Simultaneously, ULURU Inc.’s directors and officers immediately prior to the closing of such merger resigned from all of their respective positions with us.

On May 31, 2006, ULURU Delaware filed a Certificate of Amendment to its Certificate of Incorporation in Delaware to change its name from “Uluru Inc.” to “ULURU Delaware Inc.”

Recent Developments

We are preparing for the launch of Altrazeal™ our first wound care product, which is currently scheduled to occur in the second quarter of 2008.  To support the product launch, we are conducting numerous market research studies. The first study was completed by targeted burn specialists, emergency room and trauma doctors, doctors from wound care clinics, and nurses from these specialized areas. The primary objectives of the market research were to evaluate the positioning of the product relative to the present standard of care, to determine the most important sales message and receive feedback on pricing, packaging and other launch information. The results of this study indicated that the product concept is very favorably received with positive responses related to the ease of use, less frequent dressing changes, no need for a secondary dressing and the ability of Altrazeal™ to seal and conform to the wound. The market study also revealed that improved patient and provider compliance is also considered an important issue, as these are keys to the effective treatment of a wound. Altrazeal™ was considered a highly innovative product offering a unique selling proposition. Importantly Altrazeal™ also scored very highly on intent to use.

Additionally, we are conducting a comprehensive market research study to finalize Altrazeal™’s pricing. This market research is not only analyzing competitive pricing structures but also evaluating the impact on pricing of the numerous healthcare providers that service the acute and chronic wound care markets.

To support the Altrazeal™ launch we intend to expand the clinical trial programs to include additional clinical centers and wound types. Expanding the number of centers conducting smaller clinical studies comparing Altrazeal™ to the standard of care in that center is expected to provide additional support for our launch activities. To date the focus of our clinical program has been acute wounds and burns. We have now expanded our clinical program to include chronic wounds such as pressure sores.

In preparation for the Altrazeal™ launch the company has commenced hiring a direct sales force and the sales and marketing administration to support commercialization activities. Additionally, we are evaluating strategic alternatives to further support the sales and marketing activities for Altrazeal™.

The development of our next generation Altrazeal™ product, which contains silver in the base powder dressing, has advanced to commercial scale evaluation studies. We plan to file in 2008 a 510(k) application for approval by the FDA, with a launch planned for 2009. Marketing a silver containing product is important especially in certain wound types where infection is a major concern.  These products are extensively used in such conditions as control of infection is essential for wound healing.

In December 2007 we announced that Meldex International PLC (previously BioProgress PLC) has filed the regulatory dossier for approval of ULURU’s proprietary product OraDisc™ B in Europe.  Under the terms of our agreement with Meldex International PLC, this filing triggered an obligation to pay a $600,000 milestone payment,  which was payable to the Company on the later to occur of a registration filing or the first anniversary of the signing of the agreement.

We also announced in December 2007 that we have received a Notice of Allowance from the United States Patent and Trademark Office for our nanoparticle aggregate patent which covers the underlying science behind our nanoparticle aggregate technology.  To further secure our patent position we have filed additional patents to protect our wound care, breast implant and dermal filler applications of the nanoparticle aggregate technology.  Upon issuance, this patent will expire in 2022.  The subsequently filed patent applications, which broaden our patent position, could extend the patent life for the wound care and breast implant product portfolios until the end of 2026.

On October 30, 2007 our Board of Directors approved a voluntary Odd-Lot Buy Back Offer, whereby the Company offered to purchase shares from shareholders who own less than 100 shares of common stock.  The Odd-Lot Buy Back Offer ran from November 1, 2007 through December 14, 2007.  Upon the conclusion of the Odd-Lot Buy Back offer, we repurchased 147 shares of common stock at a per share price of $3.24, which was a per share price equal to the average of the closing market prices of the shares as reported by the American Stock Exchange during the offer period.

THE OFFERING

Common stock offered by the selling stockholders	43,293,252 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders; however, we will receive proceeds from the exercise of the warrants.

American Stock Exchange Symbol	ULU

Risk factors
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the ‘‘Risk Factors’’ section before deciding whether or not to invest in shares of our common stock.

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information contained or incorporated by reference in this prospectus before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We do not have significant operating revenue and we may never attain profitability.

Our ability to achieve significant revenue or profitability depends upon our ability to successfully complete the development of drug candidates, to develop and obtain patent protection and regulatory approvals for our drug candidates and to manufacture and commercialize the resulting drugs.  We may not generate significant revenues or profits from the sale of these products in the future.  Furthermore, we may not be able to ever successfully identify, develop, commercialize, patent, manufacture, obtain required regulatory approvals and market any additional products.  Moreover, even if we do identify, develop, commercialize, patent, manufacture, and obtain required regulatory approvals to market additional products, we may not generate revenues or royalties from commercial sales of these products for a significant number of years, if at all.  Therefore, our proposed operations are subject to all the risks inherent in the establishment of a new business enterprise. In the next few years, our revenues may be limited to minimal product sales and royalties, amounts that we receive under strategic partnerships and research or drug development collaborations that we may establish and, as a result, we may be unable to achieve or maintain profitability in the future or to achieve significant revenues to fund our operations.

A failure to obtain necessary additional capital in the future could jeopardize our operations.

We may not be able to obtain additional financing on terms acceptable to us, if at all. If we raise additional funds by selling equity securities, the relative equity ownership of our existing investors would be diluted and the new investors could obtain terms more favorable than previous investors.  A failure to obtain additional funding to support our working capital and operating requirements could prevent us from making expenditures that are needed to allow us to maintain our operations.

Our financial condition may limit our ability to borrow additional funds or to raise additional equity as may be required to fund our future operations.

Our ability to borrow funds or raise additional equity may be limited by our financial condition.  Additionally, events such as our inability to continue to reduce our loss from continuing operations, could adversely affect our liquidity and our ability to attract additional funding as required.

The success of our research and development activities, upon which we primarily focus, is uncertain.

Our primary focus is on our research and development activities and the commercialization of compounds covered by proprietary biopharmaceutical patents and applications.  Research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives.  Actual research and development costs, therefore, could exceed budgeted amounts and estimated time frames may require extension.  Cost overruns, unanticipated regulatory delays or demands, unexpected adverse side effects or insufficient therapeutic efficacy will prevent or substantially slow our research and development effort and our business could ultimately suffer.

We may not successfully commercialize our drug candidates.

Our drug candidates are subject to the risks of failure inherent in the development of pharmaceuticals based on new technologies and our failure to develop safe, commercially viable drugs would severely limit our ability to become profitable or to achieve significant revenues.  We may be unable to successfully commercialize our drug candidates because:

▪	some or all of our drug candidates may be found to be unsafe or ineffective or otherwise fail to meet applicable regulatory standards or receive necessary regulatory clearances;
▪	our drug candidates, if safe and effective, may be too difficult to develop into commercially viable drugs;
▪	it may be difficult to manufacture or market our drug candidates in a large scale;
▪	proprietary rights of third parties may preclude us from marketing our drug candidates; and
▪	third parties may market superior or equivalent drugs.

We may be unable to successfully develop, market, or commercialize our products or our product candidates without establishing new relationships and maintaining current relationships.

Our strategy for the research, development and commercialization of our potential pharmaceutical products may require us to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others, in addition to our existing relationships with other parties.  Specifically, we may need to joint venture, sublicense or enter other marketing arrangements with parties that have an established marketing capability or we may choose to pursue the commercialization of such products.  Furthermore, if we maintain and establish arrangements or relationships with third parties, our business may depend upon the successful performance by these third parties of their responsibilities under those arrangements and relationships.  For our commercialized products we currently rely upon the following relationships in the following marketing territories for sales, manufacturing and/or regulatory approval efforts:

Amlexanox 5% paste and OraDisc™ A
Discus Dental Inc.	•	United States
ProStrakan Ltd	•	United Kingdom and Ireland manufacturing, marketing rights and regulatory approval;
Laboratories Dr. Esteve SA	•	Spain, Portugal, and Greece manufacturing and marketing rights;
Meda, AB	•	Scandinavia, the Baltic states and Iceland marketing rights;
Paladin Labs, Inc.	•	Canada manufacturing and marketing rights;
EpiTan, Ltd.	•	Australia and New Zealand for marketing rights;
Orient Europharma, Co., Ltd.	•	Taiwan, Hong-Kong, Malaysia, Philippines, Thailand and Singapore for marketing rights;

OraDisc™ B
Meldex International PLC	•	Europe, CEE and CIS countries, and the Middle East

Zindaclin® and Residerm®
ProStrakan Ltd.	•	worldwide manufacturing, marketing and regulatory approval rights;
Crawford	•	sublicensed United Kingdom, Ireland, continental Europe, and CEE countries marketing rights;
Cantabria	•	sublicensed Italy and Spain marketing rights;
EpiTan, Ltd.	•	sublicensed Australia and New Zealand marketing rights;
Hyundai	•	sublicensed Korea marketing rights;
Taro	•	sublicensed Israel marketing rights;
Biosintetica	•	sublicensed Brazil marketing rights;
Five companies for nine other smaller countries with sublicensed marketing rights.

Our ability to successfully commercialize, and market our products and product candidates could be limited if a number of these existing relationships were terminated.

We may be unable to successfully manufacture our products and our product candidates in clinical quantities or for commercial purposes without the assistance of contract manufacturers, which may be difficult for us to obtain and maintain.

We have limited experience in the manufacture of pharmaceutical products in clinical quantities or for commercial purposes, and we may not be able to manufacture any new pharmaceutical products that we may develop.  As a result, we have established, and in the future intend to establish, arrangements with contract manufacturers to supply sufficient quantities of products to conduct clinical trials and for the manufacture, packaging, labeling, and distribution of finished pharmaceutical products.  If we are unable to contract for a sufficient supply of our pharmaceutical products on acceptable terms, our preclinical and human clinical testing schedule may be delayed, resulting in the delay of our clinical programs and submission of product candidates for regulatory approval, which could cause our business to suffer.  Our business could suffer if there are delays or difficulties in establishing relationships with manufacturers to produce, package, label and distribute our finished pharmaceutical or other medical products, if any, and the market introduction and subsequent sales of such products.  Moreover, contract manufacturers that we may use must adhere to current Good Manufacturing Practices, as required by FDA.  In this regard, the FDA will not issue a pre-market approval or product and establishment licenses, where applicable, to a manufacturing facility for the products until the manufacturing facility passes a pre-approval plant inspection.  If we are unable to obtain or retain third party manufacturing on commercially acceptable terms, we may not be able to commercialize our products as planned.  Our potential dependence upon third parties for the manufacture of our products may adversely affect our ability to generate profits or acceptable profit margins and our ability to develop and deliver such products on a timely and competitive basis.

Our amlexanox 5% paste is marketed in the United States as Aphthasol®.  We selected Contract Pharmaceuticals Ltd. Canada as our manufacturer of amlexanox 5% paste and they manufactured product for the U.S. market and initial qualifying batches of the product for Europe.

Amlexanox 5% paste was approved by regulatory authorities for sale in the United Kingdom, Austria, Germany, Greece, Finland, Ireland, Luxembourg, The Netherlands, Norway, Portugal and Sweden.  We licensed manufacturing rights to ProStrakan, Zambon, and Esteve for specific countries in Europe.  Contract Pharmaceuticals Ltd. Canada has also been selected as our European supplier of amlexanox 5% paste and this facility has been approved for European supply.

We licensed our patents for worldwide manufacturing and marketing for Zindaclin® and the ResiDerm® technology to ProStrakan Ltd. for the period of the patents.  We receive a share of the licensing revenues and royalty on the sales of the product.  ProStrakan has a contract manufacturer for Zindaclin® which is a European Union approved facility.  Zindaclin® was approved in the United Kingdom (“UK”) and throughout most European Union countries including new member states and several non-European markets.  Zindaclin® is marketed in UK, France, Germany, Italy, Ireland, Belgium, Cyprus, Israel, Australia, New Zealand, Spain, and Korea. Zindaclin® is under review in other markets including Brazil, Italy, and others.

We received regulatory approval from the FDA to manufacture and sell OraDisc™ A in September 2004 and are proceeding with our manufacturing and marketing plans for 2008.

We are subject to extensive governmental regulation which increases our cost of doing business and may affect our ability to commercialize any new products that we may develop.

The FDA and comparable agencies in foreign countries impose substantial requirements upon the introduction of pharmaceutical products through lengthy and detailed laboratory, preclinical and clinical testing procedures and other costly and time-consuming procedures to establish their safety and efficacy. Some of our drugs and drug candidates require receipt and maintenance of governmental approvals for commercialization. Preclinical and clinical trials and manufacturing of our drug candidates will be subject to the rigorous testing and approval processes of the FDA and corresponding foreign regulatory authorities. Satisfaction of these requirements typically takes a significant number of years and can vary substantially based upon the type, complexity and novelty of the product. The status of our principal products is as follows:

▪	5% amlexanox paste is a product approved for sale in the US (Aphthasol®); approved in the UK, Canada, and ten EU countries but not yet sold

▪	Zindaclin® is a product approved for sale in the UK and extensively throughout European Union countries

▪	OraDisc™ A is a product approved for sale in the U.S. as of September 2004; we are completing steps for manufacturing and sale of the product in 2008

▪	Our other OraDisc™ products are currently in the development phase

▪	Nanoparticle aggregate product candidates are in the preclinical and clinical phase.

Due to the time consuming and uncertain nature of the drug and device candidate development process and the governmental approval process described above, we cannot assure you when we, independently or with our collaborative partners, might submit a New Drug Application (“NDA”), or a 510(k), for FDA or other regulatory review.

Government regulation also affects the manufacturing and marketing of pharmaceutical and medical device products. Government regulations may delay marketing of our potential drugs or potential medical devices for a considerable or indefinite period of time, impose costly procedural requirements upon our activities and furnish a competitive advantage to larger companies or companies more experienced in regulatory affairs. Delays in obtaining governmental regulatory approval could adversely affect our marketing as well as our ability to generate significant revenues from commercial sales. Our drug or device candidates may not receive FDA or other regulatory approvals on a timely basis or at all. Moreover, if regulatory approval of a drug or device candidate is granted, such approval may impose limitations on the indicated use for which such drug or device may be marketed. Even if we obtain initial regulatory approvals for our drug or device candidates, our drugs or devices and our manufacturing facilities would be subject to continual review and periodic inspection, and later discovery of previously unknown problems with a drug, device, manufacturer or facility may result in restrictions on the marketing or manufacture of such drug or device, including withdrawal of the drug or device from the market. The FDA and other regulatory authorities stringently apply regulatory standards and failure to comply with regulatory standards can, among other things, result in fines, denial or withdrawal of regulatory approvals, product recalls or seizures, operating restrictions and criminal prosecution.

The uncertainty associated with preclinical and clinical testing may affect our ability to successfully commercialize new products.

Before we can obtain regulatory approvals for the commercial sale of our potential drugs, the drug candidates will be subject to extensive preclinical and clinical trials to demonstrate their safety and efficacy in humans. In this regard, for example, adverse side effects can occur during the clinical testing of a new drug on humans which may delay ultimate FDA approval or even lead us to terminate our efforts to develop the drug for commercial use. Companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after demonstrating promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of a drug candidate under development could delay or prevent regulatory approval of the drug candidate. A delay or failure to receive regulatory approval for any of our drug candidates could prevent us from successfully commercializing such candidates and we could incur substantial additional expenses in our attempts to further develop such candidates and obtain future regulatory approval.

We may incur substantial product liability expenses due to the use or misuse of our products for which we may be unable to obtain insurance coverage.

Our business exposes us to potential liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. These risks will expand with respect to our drug candidates, if any, that receive regulatory approval for commercial sale, and we may face substantial liability for damages in the event of adverse side effects or product defects identified with any of our products that are used in clinical tests or marketed to the public. We generally procure product liability insurance for drug candidates that are undergoing human clinical trials. Product liability insurance for the biotechnology industry is generally expensive, if available at all, and as a result, we may be unable to obtain insurance coverage at acceptable costs or in sufficient amount in the future, if at all.

We may be unable to satisfy any claims for which we may be held liable as a result of the use or misuse of products which we have developed, manufactured or sold and any such product liability could adversely affect our business, operating results or financial condition.

We may incur significant liabilities if we fail to comply with stringent environmental regulations.

Our research and development processes involve the controlled use of hazardous materials.  We are subject to a variety of federal, state and local governmental laws and regulations related to the use, manufacture, storage, handling, and disposal of such material and certain waste products.  Although we believe that our activities and our safety procedures for storing, using, handling and disposing of such material comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated.  In the event of such accident, we could be held liable for any damages that result and any such liability could exceed our resources.

Intense competition may limit our ability to successfully develop and market commercial products.

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. Our competitors in the United States and elsewhere are numerous and include, among others, major multinational pharmaceutical, device, and chemical companies, specialized biotechnology firms and universities and other research institutions.

The following products may compete with Residerm® products:

▪	Benzamycin, marketed by a subsidiary of Sanofi-Aventis;
▪	Cleocin-T and a generic topical clindamycin, marketed by Pfizer;
▪	Benzac, marketed by Galderma; and
▪	Triaz, marketed by Medicis Pharmaceutical Corp.

Prescription steroids such as Kenalog in OraBase, developed by Bristol-Myers Squibb, may compete with our commercialized Aphthasol® product. OTC products including Orajel (Del Laboratories) and Anbesol (Wyeth Consumer Healthcare) also compete in the aphthous ulcer market.

In the area of wound management, burn care, breast implants, and dermal fillers, which is the focus of our development activities, a number of companies are developing or evaluating new technology approaches.  We expect that technological developments will occur at a rapid rate and that competition is likely to intensify as various alternative technologies achieve similar if not identical advantages.

Many of these competitors have and employ greater financial and other resources, including larger research and development, marketing and manufacturing organizations.  As a result, our competitors may successfully develop technologies and drugs that are more effective or less costly than any that we are developing or which would render our technology and future products obsolete and noncompetitive.

In addition, some of our competitors have greater experience than we do in conducting preclinical and clinical trials and may obtain FDA and other regulatory approvals for drug candidates more rapidly than we do.  Companies that complete clinical trials obtain required regulatory agency approvals and commence commercial sale of their drugs before their competitors may achieve a significant competitive advantage.  Drugs resulting from our research and development efforts or from our joint efforts with collaborative partners therefore may not be commercially competitive with our competitors’ existing products or products under development.

Our ability to successfully develop and commercialize our drug or device candidates will substantially depend upon the availability of reimbursement funds for the costs of the resulting drugs or devices and related treatments.

The successful commercialization of, and the interest of potential collaborative partners to invest in the development of our drug or device candidates, may depend substantially upon the reimbursement at acceptable levels of the costs of the resulting drugs or devices and related treatments from government authorities, private health insurers and other organizations, including health maintenance organizations, or HMOs.  To date, the costs of our marketed products Aphthasol® and Zindaclin® generally have been reimbursed at acceptable levels; however, the amount of such reimbursement in the United States or elsewhere may be decreased in the future or may be unavailable for any drugs or devices that we may develop in the future.  Limited reimbursement for the cost of any drugs or devices that we develop may reduce the demand for, or price of such drugs or devices, which would hamper our ability to obtain collaborative partners to commercialize our drugs or devices, or to obtain a sufficient financial return on our own manufacture and commercialization of any future drugs or devices.

The market may not accept any pharmaceutical products that we successfully develop.

The drugs and devices that we are attempting to develop may compete with a number of well-established drugs and devices manufactured and marketed by major pharmaceutical companies.  The degree of market acceptance of any drugs or devices developed by us will depend on a number of factors, including the establishment and demonstration of the clinical efficacy and safety of our drug candidates, the potential advantage of our drug candidates over existing therapies and the reimbursement policies of government and third-party payers.  Physicians, patients or the medical community in general may not accept or use any drugs or devices that we may develop independently or with our collaborative partners and if they do not, our business could suffer.

Trends toward managed health care and downward price pressure on medical products and services may limit our ability to profitably sell any drugs or devices that we develop.

Lower prices for pharmaceutical products may result from:

▪	Third-party payers’ increasing challenges to the prices charged for medical products and services;

▪
The trend toward managed health care in the Unites States and the concurrent growth of HMOs and similar organizations that can control or significantly influence the purchase of healthcare services and products; and

▪	Legislative proposals to reform healthcare or reduce government insurance programs.

The cost containment measures that healthcare providers are instituting, including practice protocols and guidelines and clinical pathways, and the effect of any healthcare reform, could limit our ability to profitably sell any drugs or devices that we may successfully develop.  Moreover, any future legislation or regulation, if any, relating to the healthcare industry or third-party coverage and reimbursement, may cause our business to suffer.

We may not be successful in protecting our intellectual property and proprietary rights.

Our success depends, in part, on our ability to obtain U.S. and foreign patent protection for our drug and device candidates and processes, preserve our trade secrets and operate our business without infringing the proprietary rights of third parties.  Legal standards relating to the validity of patents covering pharmaceutical and biotechnology inventions and the scope of claims made under such patents are still developing and there is no consistent policy regarding the breadth of claims allowed in biotechnology patents.  The patent position of a biotechnology firm is highly uncertain and involves complex legal and factual questions.  We cannot assure you that any existing or future patents issued to, or licensed by, us will not subsequently be challenged, infringed upon, invalidated or circumvented by others.  As a result, although we, together with our subsidiaries, are the owner of U.S. patents and to U.S. patent applications now pending, and European patents and European patent applications, we cannot assure you that any additional patents will issue from any of the patent applications owned by us.  Furthermore, any rights that we may have under issued patents may not provide us with significant protection against competitive products or otherwise be commercially viable.

Our patents for the following technologies expire in the years and during the date ranges indicated below:

▪	Zindaclin® and Residerm® between 2007 and 2020
▪	5% amlexanox paste in 2011
▪	Ora Disc™ in 2021
▪	Hydrogel Nanoparticle Aggregate in 2022

In addition, patents may have been granted to third parties or may be granted covering products or processes that are necessary or useful to the development of our drug candidates.  If our drug candidates or processes are found to infringe upon the patents or otherwise impermissibly utilize the intellectual property of others, our development, manufacture and sale of such drug candidates could be severely restricted or prohibited. In such event, we may be required to obtain licenses from third parties to utilize the patents or proprietary rights of others.  We cannot assure you that we will be able to obtain such licenses on acceptable terms, if at all.  If we become involved in litigation regarding our intellectual property rights or the intellectual property rights of others, the potential cost of such litigation, regardless of the strength of our legal position, and the potential damages that we could be required to pay could be substantial.

Our business could suffer if we lose the services of, or fail to attract, key personnel.

We are highly dependent upon the efforts of our senior management and scientific team, including our President and Chief Executive Officer, Kerry P. Gray.  The loss of the services of one or more of these individuals could delay or prevent the achievement of our research, development, marketing, or product commercialization objectives.  While we have an employment agreement with Mr. Gray his employment may be terminated at any time. Mr. Gray’s agreement expires within one year and is extendable each year thereafter on the anniversary date.  We do not maintain any “key-man” insurance policies on any of our key employees and we do not intend to obtain such insurance.  In addition, due to the specialized scientific nature of or business, we are highly dependent upon our ability to attract and retain qualified scientific and technical personnel.  In view of the stage of our development and our research and development programs, we have restricted our hiring to research scientists and a small administrative staff and we have made only limited investments in manufacturing, production, sales or regulatory compliance resources.  There is intense competition among major pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions for qualified personnel in the areas of our activities, however, and we may be unsuccessful in attracting and retaining these personnel.

Provisions of our charter documents could discourage an acquisition of our company that would benefit our stockholders and may have the effect of entrenching, and making it difficult to remove, management.

Provisions of our Certificate of Incorporation and By-laws may make it more difficult for a third party to acquire control of our company, even if a change in control would benefit our stockholders.  In particular, shares of our preferred stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as our Board of Directors may determine, including for example, rights to convert into our common stock.  The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any of our preferred stock that may be issued in the future. The issuance of our preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire control of us.  This could limit the price that certain investors might be willing to pay in the future for shares of our common stock and discourage these investors from acquiring a majority of our common stock.

Substantial sales of our common stock could lower our stock price.

The market price for our common stock could drop as a result of sales of a large number of our presently outstanding shares of common stock or shares that we may issue or be obligated to issue in the future.

Failure to achieve and maintain effective internal controls could have a material adverse effect on our business.

Effective internal controls are necessary for us to provide reliable financial reports.  If we cannot provide reliable financial reports, our operating results could be harmed.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can only provide reasonable assurance with respect to financial preparation and presentation.

While we continue to evaluate and improve our internal controls, we cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future.  Any failure to implement required new or improved controls, or difficulties encountered in their implantation, could harm our operating results or cause us to fail to meet our reporting obligations.

If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time; we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Failure to achieve and maintain an effective internal control environment could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling security holders.  There will be no proceeds to us from the sale of shares of common stock in this offering.

We will receive the proceeds from the exercise of warrants if payment of the exercise price is made in cash.  All such proceeds will be used for general corporate purposes.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock or by negotiations in private transactions.

SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holders.  The selling security holders are the entities who have assisted in or provided our financing.  A description of each selling security holder’s relationship to us and how each selling security holder acquired the shares to be sold in this offering is detailed in the information immediately following this table

Selling Security Holder	Shares Beneficially Owned Before Offering		Percentage of Shares Beneficially Owned Before Offering (1)	Shares to be Sold in the Offering	Shares Beneficially Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (1)
Brencourt Multi Strategy Enhanced Dedicated Fund	157,941	(3)	0.3%	157,941	-0-	0.0%
Brencourt Multi Strategy Master LTD	4,184,165	(3)	6.7%	4,184,165	-0-	0.0%
Man Mac Shreckhorn 14B LTD	1,622,896	(4)	2.6%	1,421,052	201,844	0.3%
Partners Group Alternative Strategies PCC LTD- Yellow Kappa Cell	764,526	(4)	1.2%	710,526	54,000	0.1%
Diadem IAM LTD	1,421,052		2.3%	1,421,052	-0-	0.0%
Chilton Small Cap International, L.P.	430,000	(5)	0.7%	375,118	54,882	0.1%
Invus Public Equities L.P.	350,000	(5)	0.6%	350,000	-0-	0.0%
JANA Partners LLC	6,064,721	(5)	9.7%	6,064,721	-0-	0.0%
Oscar S. Schafer & Partners I, LP	454,925	(4)	0.7%	414,782	40,143	0.1%
Oscar S. Schafer & Partners II, LP	4,969,281	(4)	8.0%	4,533,603	435,678	0.7%
OSS Overseas LTD	6,102,808	(4)	9.8%	5,577,930	524,878	0.8%
Pequot Capital Management, Inc.	8,687,702	(4)(6)	13.9%	7,368,421	1,319,281	2.1%
The Tudor BVI Global Portfolio Ltd.	628,873	(7)	1.0%	628,873	-0-	0.0%
Witches Rock Portfolio Ltd.	2,529,022		4.0%	2,529,022	-0-	0.0%
Peter L. Getz	663,070	(5)(8)	1.1%	663,070	-0-	0.0%
Peter Getz Irrevocable Family Trust	280,000	(9)	0.4%	280,000	-0-	0.0%
Richard Schwartz	655,000	(5)(10)	1.0%	655,000	-0-	0.0%
Pecksland Capital Partners, Inc.	109,072	(5)(11)	0.2%	109,072	-0-	0.0%
Kathleen Murphy Holleran	36,048	(5)(12)	0.1%	36,048	-0-	0.0%
Mark Stevenson Tassie	15,000	(5)(13)	**	15,000	-0-	0.0%
Darrick Antell	20,000	(14)	**	20,000	-0-	0.0%
Prenox, LLC	5,777,856	(5)(15)	8.7%	5,777,856	-0-	0.0%
Total:	45,923,958			43,293,252	2,630,706

** Less than 0.1% of the total outstanding common stock.

(1)
Applicable percentage of ownership is based on 62,466,881 shares of common stock outstanding as of April 1, 2008, and, where applicable, 3,168,509 shares of common stock underlying securities exercisable or convertible into shares of common stock within 60 days of April 1, 2008.  Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended. Shares of common stock issuable pursuant to options, warrants and convertible securities are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person.  Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable.  Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.

(2)	The number presented assumes the sale of all of the shares covered by this prospectus and that each party acquires no additional shares of our common stock.
(3)
Reflects the transfer of 157,941 shares of our common stock by Brencourt Multi Strategy Master LTD to Brencourt Multi Strategy Enhanced Dedicated Fund after February 13, 2007, the date on which our registration statement on Form SB-2 (No. 333-139417) was declared effective by the Securities and Exchange Commission.

(4)
Reflects the acquisition by the selling security holder, after February 13, 2007, the date on which our registration statement on Form SB-2 (No. 333-139417) was declared effective by the Securities and Exchange Commission, of shares of our common stock not subject to this prospectus.

(5)
Reflects the sale and/or transfer by the selling security holder, after February 13, 2007, the date on which our registration statement on Form SB-2 (No. 333-139417) was declared effective by the Securities and Exchange Commission, of shares of our common stock previously subject to this prospectus.

(6)
The shares listed are held of record by the following funds in the following amounts: Pequot Healthcare Fund, L.P., 3,099,304 shares; Pequot Healthcare Offshore Fund, Inc., 2,698,789 shares; Premium Series PCC Limited - Cell 32, 1,133,796 shares; Pequot Diversified Master Fund, Ltd., 644,215 shares; and Pequot Healthcare Institutional Fund, L.P., 1,111,598 shares.

(7)
Includes 220,105 shares of our common stock transferred from Tudor Proprietary Trading, L.L.C. after February 13, 2007, the date on which our registration statement on Form SB-2 (No. 333-139417) was declared effective by the Securities and Exchange Commission.

(8)
On April 3, 2007 Blue Trading Inc. assigned their warrant rights to purchase 800,000 shares of our common stock to Peter L. Getz.  As of April 1, 2008, (i) Mr. Getz had exercised some of such warrant rights in order to purchase 200,000 shares of our common stock of which 63,070 shares are still held by Mr. Getz, and (ii) Mr. Getz continues to hold warrant rights to purchase 600,000 shares of our common stock.

(9)
On April 3, 2007 Blue Trading Inc. assigned their warrant rights to purchase 280,000 shares of our common stock to the Peter Getz Irrevocable Family Trust.  As of April 1, 2008, the Peter Getz Irrevocable Family trust continues to hold such warrant rights to purchase 280,000 shares of our common stock.

(10)
On April 3, 2007 Blue Trading Inc. assigned their warrant rights to purchase 755,000 shares of our common stock to Richard Schwartz.  As of April 1, 2008, (i) Mr. Schwartz had exercised some of such warrant rights in order to purchase 100,000 shares of our common stock, all of which have been sold by Mr. Schwartz, and (ii) Mr. Schwartz continues to hold warrant rights to purchase 655,000 shares of our common stock.

(11)
On April 3, 2007 Blue Trading Inc. assigned their warrant rights to purchase 200,000 shares of our common stock to Pecksland Capital Partners, Inc. (“Pecksland”).  As of April 1, 2008, (i) Pecksland had exercised some of such warrant rights in order to purchase 100,000 shares of our common stock of which 9,072 shares are still held by Pecksland, and (ii) Pecksland continues to hold warrant rights to purchase 100,000 shares of our common stock.

(12)
On April 3, 2007 Blue Trading Inc. assigned their warrant rights to purchase 45,000 shares of our common stock to Kathleen Murphy Holleran.  As of April 1, 2008, Ms. Holleran had exercised such warrant rights in order to purchase 45,000 shares of our common stock of which 36,048 shares are still held by Ms. Holleran.

(13)
On April 3, 2007 Blue Trading Inc. assigned their warrant rights to purchase 45,000 shares of common stock to Mark Stevenson Tassie.  As of April 1, 2008, (i) Mr. Tassie had exercised some of such warrant rights in order to purchase 30,000 shares of our common stock, all of which have been sold by Mr. Tassie, and (ii) Mr. Tassie continues to hold warrants to purchase 15,000 shares of our common stock.

(14)
On April 3, 2007 Blue Trading Inc. assigned their warrant rights to purchase 20,000 shares of common stock to the Darrick Antell.  As of April 1, 2008, Mr. Antell continues to hold such warrant rights to purchase 20,000 shares of common stock.

(15)
Includes shares issuable upon exercise of warrant rights, the terms of which prohibit such exercise to the extent that the aggregate number of shares to be beneficially owned by Prenox, LLC (“Prenox”) and its affiliates upon such exercise would exceed 4.99% of our total issued and outstanding common stock.  Prenox has the right upon 61 days notice to decrease or increase such percentage threshold to any other percentage up to 9.99%.  Prenox disclaims beneficial ownership of any shares issuable upon exercise of its warrant rights to the extent such conversion would result in Prenox beneficially owning in excess of 4.99% of our issued and outstanding common stock.  Prentice Capital Management, LP has investment and voting power over the securities held by Prenox.  Michael Zimmerman is the managing member of the general partner of Prentice Capital Management, LP.  Each of Prentice Capital Management, LP and Mr. Zimmerman disclaims beneficial ownership over any of such securities.

The following information contains a description of each selling security holder’s relationship to us and how each selling security holder acquired the shares to be sold in this offering.  None of the selling security holders have held a position or office, or had any other material relationship, with us, except as follows:

Brencourt Multi Strategy Enhanced Dedicated Fund

Brencourt Multi Strategy Enhanced Dedicated Fund is a holder of our common stock and acquired all shares to be registered in this offering from Brencourt Multi Strategy Master LTD.  Brencourt Multi Strategy Master LTD acquired such shares from Brencourt Advisors LLC (“Brencourt”), its investment manager.  Brencourt acquired such shares on December 6, 2006 pursuant to a Common Stock Purchase Agreement with the Company.  William Collins is the Chairman and CEO of Brencourt and makes investment decisions with respect to such shares.  Mr. Collins expressly disclaims beneficial interest of such shares.

Brencourt Multi Strategy Master LTD

Brencourt Multi Strategy Master LTD is a holder of our common stock and acquired all shares to be registered in this offering from Brencourt, its investment manager.  Brencourt acquired such shares on December 6, 2006 pursuant to a Common Stock Purchase Agreement with the Company.  William Collins is the Chairman and CEO of Brencourt and makes investment decisions with respect to such shares.  Mr. Collins expressly disclaims beneficial interest of such shares.

Man Mac Shreckhorn 14B LTD

Man Mac Shreckhorn 14B LTD is a holder of our common stock and acquired all shares to be registered in this offering from Brencourt, its investment manager.  Brencourt acquired such shares on December 6, 2006 pursuant to a Common Stock Purchase Agreement with the Company.  William Collins is the Chairman and CEO of Brencourt and makes investment decisions with respect to such shares.  Mr. Collins expressly disclaims beneficial interest of such shares.

Partners Group Alternative Strategies PCC LTD - Yellow Kappa Cellis

Partners Group Alternative Strategies PCC LTD - Yellow Kappa Cellis is a holder of our common stock and acquired all shares to be registered in this offering from Brencourt, its investment manager.  Brencourt acquired such shares on December 6, 2006 pursuant to a Common Stock Purchase Agreement with the Company.  William Collins is the Chairman and CEO of Brencourt and makes investment decisions with respect to such shares.  Mr. Collins expressly disclaims beneficial interest of such shares.

Diadem IAM LTD.

Diadem IAM LTD. is a holder of our common stock and acquired all shares to be registered in this offering from Brencourt, its investment manager.  Brencourt acquired such shares on December 6, 2006 pursuant to a Common Stock Purchase Agreement with the Company.  William Collins is the Chairman and CEO of Brencourt and makes investment decisions with respect to such shares.  Mr. Collins expressly disclaims beneficial interest of such shares.

Chilton Small Cap International, L.P.

Chilton Small Cap International, L.P. (“CPSI”) is a holder of our common stock.  All investment decisions of, and control of, CSPI are held by Chilton Investment Company, LLC.  CSPI acquired all shares pursuant to a Common Stock Purchase Agreement with the Company.

Invus Public Equities L.P.

Invus Public Equities L.P. (“Invus”) is a holder of our common stock.  All investment decisions of, and control of, Invus are held by Invus Public Advisors LLC.  Invus acquired all shares pursuant to a Common Stock Purchase Agreement with the Company.

JANA Partners LLC

JANA Partners LLC, a Delaware limited liability company, is a private money management firm and a holder of our common stock.  The principals of JANA Partners LLC are Barry Rosenstein and Gary Claar.  JANA Partners LLC acquired all shares from JANA Piranha Master Fund, Ltd., which acquired such shares pursuant to a Common Stock Purchase Agreement with the Company.

Oscar S. Schafer & Partners I, L.P.

Oscar S. Schafer & Partners I, L.P. (“OSS I”) is a holder of our common stock.  All investment decisions of, and control of, OSS I are held by its general partner, O.S.S. Advisors LLC.  Oscar S. Schafer and Andrew J. Goffe are the managing members of O.S.S. Advisors LLC.  OSS I acquired all shares to be pursuant to a Common Stock Purchase Agreement with the Company.

Oscar S. Schafer & Partners II, L.P.

Oscar S. Schafer & Partners II, L.P. (“OSS II”) is a holder of our common stock.  All investment decisions of, and control of, OSS II are held by its general partner, O.S.S. Advisors LLC.  Oscar S. Schafer and Andrew J. Goffe are the managing members of O.S.S. Advisors LLC.  OSS II acquired all shares pursuant to a Common Stock Purchase Agreement with the Company.

OSS Overseas LTD

OSS Overseas LTD (“OSS Overseas”) is a holder of our common stock.  All investment decisions of, and control of, OSS Overseas are held by its investment manager, O.S.S. Capital Management LP. Schafer Brothers LLC is the general partner of O.S.S. Capital Management LP. Oscar S. Schafer and Andrew J. Goffe are the managing members of Schafer Brothers LLC.  OSS Overseas acquired all shares pursuant to a Common Stock Purchase Agreement with the Company.

Pequot Capital Management, Inc.

Pequot Capital Management, Inc. (“Pequot”), which is the Investment Advisor or Investment Manager, as applicable, of Pequot Healthcare Fund, L.P., Pequot Healthcare Offshore Fund, Inc., Premium Series PCC Limited - Cell 32, Pequot Diversified Master Fund, Ltd. and Pequot Healthcare Institutional Fund, L.P. (which entities are the holders of record of our shares of common stock and will be referred to herein collectively as the “Pequot Entities”), exercises sole dispositive, investment and voting power over all the shares of our common stock held by the Pequot Entities, except that Pequot does not hold voting power over 1,133,796 shares held of record by Premium Series PCC Limited - Cell 32.  Arthur J. Samberg is the controlling shareholder of Pequot and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

The Tudor BVI Global Portfolio Ltd.

The Tudor BVI Global Portfolio Ltd. (“Tudor BVI”) is a holder of our common stock.  Tudor BVI acquired all shares pursuant to a Common Stock Purchase Agreement with the Company.  Tudor Investment Corporation (“Tudor Investment”) acts as trading advisor to Tudor BVI.  Paul Tudor Jones, II is the Chairman and majority shareholder of Tudor Investment.  James J. Pallotta is the Vice-Chairman of Tudor Investment and makes investment decisions with respect to the Company’s stock.  Each of Tudor Investment and Messrs. Jones and Pallotta expressly disclaim beneficial interest of the shares held by Tudor BVI.

Witches Rock Portfolio Ltd.

Witches Rock Portfolio Ltd. (“Witches Rock”) is a holder of our common stock.  Witches Rock acquired all shares pursuant to a Common Stock Purchase Agreement with the Company.  Tudor Investment acts as investment adviser to Witches Rock.  Paul Tudor Jones, II is the Chairman and majority shareholder of Tudor Investment.  James J. Pallotta is the Vice-Chairman of Tudor Investment and makes investment decisions with respect to the Company’s stock.  Each of Tudor Investment and Messrs. Jones and Pallotta expressly disclaim beneficial interest of the shares held by Witches Rock.

Peter L. Getz.

Peter L. Getz is a holder of 63,070 shares of our outstanding common stock and warrant rights to purchase up to 600,000 shares of our common stock.  Mr. Getz is an individual residing in Connecticut and makes all investment decisions of, and control of, such securities.  Mr. Getz’s ownership of such securities is derived from the assignment to him on April 3, 2007 of warrant rights to purchase up to 800,000 shares of our common stock by Blue Trading, Inc. (“Blue Trading”).  Blue Trading originally obtained such rights pursuant to that certain Warrant to Purchase 2,270,000 shares of Common Stock issued to Blue Trading on December 6, 2006.

Peter Getz Irrevocable Family Trust

Peter Getz Irrevocable Family Trust (“PGIFT”) is a holder of warrant rights to purchase up to 280,000 shares of our common stock.  All investment decisions of, and control of, PGIFT are held by the trustee, Mr. Peter L. Getz.  PGIFT’s ownership of such warrant rights is derived from the assignment to PGIFT on April 3, 2007 of such warrant rights by Blue Trading.  Blue Trading originally obtained such rights pursuant to that certain Warrant to Purchase 2,270,000 shares of Common Stock issued to Blue Trading, Inc. on December 6, 2006.

Richard Schwartz

Richard Schwartz is a holder of warrant rights to purchase up to 655,000 shares of our common stock.  Mr. Schwartz is an individual residing in New York and makes all investment decisions of, and control of, such warrant rights.  Mr. Schwartz’s ownership of such securities is derived from the assignment to him on April 3, 2007 of warrant rights to purchase up to 755,000 shares of our common stock by Blue Trading.  Blue Trading originally obtained such rights pursuant to that certain Warrant to Purchase 2,270,000 shares of Common Stock issued to Blue Trading, Inc. on December 6, 2006.

Pecksland Capital Partners, Inc.

Pecksland Capital Partners, Inc. (“Pecksland”) is a holder of 9,072 shares of our outstanding common stock and warrant rights to purchase up to 100,000 shares of our common stock.  All investment decisions of, and control of, Pecksland are held by Mr. Robert H. Getz.  Pecksland’s ownership of such securities is derived from the assignment to Pecksland on April 3, 2007 of warrant rights to purchase up to 200,000 shares of our common stock by Blue Trading.  Blue Trading originally obtained such rights pursuant to that certain Warrant to Purchase 2,270,000 shares of Common Stock issued to Blue Trading, Inc. on December 6, 2006.

Kathleen Murphy Holleran

Kathleen Murphy Holleran is a holder of 36,048 shares of our common stock. Ms. Holleran is an individual residing in New Jersey and makes all investment decisions of, and control of, such shares.  Ms. Holleran’s ownership of such securities is derived from the assignment to her on April 3, 2007 of warrant rights to purchase up to 45,000 shares of our common stock by Blue Trading.  Blue Trading originally obtained such rights pursuant to that certain Warrant to Purchase 2,270,000 shares of Common Stock issued to Blue Trading, Inc. on December 6, 2006.

Mark Stevenson Tassie

Mark Stevenson Tassie is a holder of warrant rights to purchase up to 15,000 shares of our common stock.  Mr. Tassie is an individual residing in New York and makes all investment decisions of, and control of, such warrant rights.  Mr. Tassie’s ownership of such securities is derived from the assignment to him on April 3, 2007 of warrant rights to purchase up to 45,000 shares of our common stock by Blue Trading.  Blue Trading originally obtained such rights pursuant to that certain Warrant to Purchase 2,270,000 shares of Common Stock issued to Blue Trading, Inc. on December 6, 2006.

Darrick Antell

Darrick Antell is a holder of warrant rights to purchase up to 20,000 shares of our common stock.  Mr. Antell is an individual residing in Connecticut and makes all investment decisions of, and control of, such warrant rights.  Mr. Antell’s ownership of such securities is derived from the assignment to him on April 3, 2007 of such warrant rights by Blue Trading.  Blue Trading originally obtained such rights pursuant to that certain Warrant to Purchase 2,270,000 shares of Common Stock issued to Blue Trading, Inc. on December 6, 2006.

Prenox, LLC

Prenox, LLC (“Prenox”) is a holder of 1,618,588 shares of our outstanding common stock as of April 1, 2008 and warrant rights to purchase up to 4,191,667 shares of our common stock (the “Prenox Warrant Shares”) as of April 1, 2008.  Prenox disclaims beneficial ownership of a total of 2,695,653 of the Prenox Warrant Shares pursuant to a provision contained in the terms of the warrants pertaining to the Prenox Warrant Shares that prohibits the exercise thereof to the extent that the aggregate number of shares of our common stock to be held by Prenox after such exercise would exceed 4.99% of the total issued and outstanding shares of our common stock.  Prenox has the right upon 61 days notice to decrease or increase such percentage threshold to any other percentage up to 9.99%.

The shares of outstanding common stock currently held by Prenox were issued to Prenox in December 2006 in exchange for the cancellation of a portion of the Company’s debenture then held by Prenox.  The Prenox Warrant Shares are derived from a warrant to purchase up to 3,066,667 shares of our common stock issued to Prenox in October 2005 in connection with the Company’s obligations under a Securities Purchase Agreement, and a warrant to purchase up to 1,125,000 shares of our common stock issued to Prenox in August 2006 in connection with the Company’s obligations under an Amended Securities Purchase Agreement.

Prentice Capital Management, LP has investment and voting power over the securities held by Prenox.  Michael Zimmerman is the managing member of the general partner of Prentice Capital Management, LP.  Each of Prentice Capital Management, LP and Mr. Zimmerman disclaims beneficial ownership over any of such securities.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding or is issuable on exercise of warrants that have already been issued. Accordingly, there will be no dilution to our existing shareholders.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling security holders.  Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents.  Sales may be made from time to time on any exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices.

The shares may be sold by one or more of, or a combination of, the following:

▪
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

▪	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

▪	ordinary brokerage transactions and transactions in which the broker solicits purchases;

▪	through options, swaps or derivatives;

▪	in privately negotiated transactions;

▪	in making short sales or in transactions to cover short sales;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	put or call option transactions, or other hedging transactions, relating to the shares, whether through an options exchange or otherwise; and

▪	any other method permitted pursuant to applicable law.

The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).  The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders.  The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions.  The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.  The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act.  We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.  Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

▪	the name of each such selling security holder and of the participating broker-dealer(s);

▪	the number of shares involved;

▪	the initial price at which the shares were sold;

▪	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

▪	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

▪	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares.  The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

DESCRIPTION OF SECURITIES

The class of securities offered under this prospectus is our common stock, which has been registered pursuant to Section 12 of the Exchange Act.  The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Restated Articles of Incorporation, which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Our certificate of incorporation authorizes the issuance of 200,000,000 shares of our common stock, $.001 par value per share, and 20,000 shares of preferred stock, $.001 par value per share, which may be issued in one or more series.  As of April 1, 2008 there were 62,466,881 shares of our common stock outstanding and held of record by approximately 131 stockholders, and there were no shares of our preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefore, subject to any preferential dividend rights for our outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and the shares offered by the selling security holders in this offering will be, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future.

Preferred Stock

Our Board of Directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 20,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control.  The fact that our board of directors has the right to issue preferred stock without stockholder approval could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors. We have no present plans to issue any shares of preferred stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

INTERESTS OF NAMED EXPERTS

Our financial statements for the year ended December 31, 2007 have incorporated by reference within this prospectus in reliance upon the report of Lane Gorman Trubitt, L.L.P., independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Our financial statements for the year ended December 31, 2006 have incorporated by reference within this prospectus in reliance upon the report of Braverman International, P.C., independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT

The transfer agent for our common stock is Continental Stock Transfer & Trust, Inc.  Its address is 17 Battery Place, 8th Floor New York, NY 10004, and its telephone number is (212) 845-3212.

LEGAL MATTERS

Parr Waddoups Brown Gee & Loveless has passed upon the validity of the shares of common stock offered hereby.

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form S-3 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement, we were subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to us and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as us which filed electronically with the SEC at the following Internet address: (http:www.sec.gov).

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Investors Relations
ULURU Inc.
4452 Beltway Drive
Addison, TX 75001
(214) 905-5145

Information contained on our website is not a prospectus and does not constitute a part of this Prospectus.

You should rely only on the information contained in or incorporated by reference or provided in this Prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. Our Exchange Act reports are filed under Securities and Exchange Commission file number 001-33618. The documents we are incorporating by reference are as follows:

▪	Our Annual Report on Form 10−KSB for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 28, 2008; and

▪	The description of our common stock contained in our registration statement on Form 8−A filed with the Securities and Exchange Commission on July 25, 2007.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, prior to the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Investors Relations
ULURU Inc.
4452 Beltway Drive
Addison, TX 75001
(214) 905-5145

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all expenses in connection with this offering.

Type of Expense	Amount
Securities and Exchange Commission Registration Fee	$7,226
Transfer Agent Fees	5,000
Printing and Engraving Expenses	30,000
Accounting Fees and Expenses	8,000
Legal Fees and Expenses	50,000
Total	$100,226

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Restated Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM  16.  EXHIBITS

Exhibit Number		Description of Document
3.1		Restated Articles of Incorporation dated November 5, 2007 (8)
3.2		Amended and Restated Bylaws dated November 5, 2007 (8)
5.1		Opinion of Parr Waddoup Brown Gee & Loveless. (6)
10.1		Warrant issued by the Registrant to Prenox, LLC, dated October 12, 2005. (1)
10.2		Agreement and Plan of Merger and Reorganization dated October 12, 2005 by and among the Registrant, Uluru Acquisition Corp., and ULURU Delaware Inc. (1)
10.3		Asset Sale Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.4		Patent Assignment Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.5		License Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.6		Lease Agreement dated January 31, 2006 by and between ULURU Delaware Inc. and Addison Park Ltd. (3)
10.7		License Agreement dated August 14, 1998 by and between ULURU Delaware Inc. and Strakan Ltd. (3)
10.8		License and Supply Agreement dated April 15, 2005 by and between ULURU Delaware Inc. and Discus Dental. (3)
10.9		Amendment to License and Supply Agreement dated November 18, 2005 by and between ULURU Delaware Inc. and Discus Dental. (3)
10.10	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Kerry P. Gray. (3)
10.11	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Terrance K. Wallberg. (3)
10.12	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Daniel G. Moro. (3)
10.13		Warrant to Purchase Common Stock of Uluru Inc. issued to Prenox, LLC, dated August 20, 2006. (4)
10.14		Agreement dated August 30, 2006 by and between Uluru Inc. and ULURU Delaware Inc. (4)
10.15	*	Uluru Inc. 2006 Equity Incentive Plan (2)
10.16		Agreement dated December 6, 2006 by and among the Registrant, ULURU Delaware Inc., Prenox, LLC, and Cornell Capital, LP. (5)
10.17		Common Stock Purchase Agreement dated December 6, 2006 by and among the Registrant and the purchasers party thereto. (5)
10.18		Investor Rights Agreement dated December 6, 2006 by and among the Registrant and the purchasers party thereto. (5)
10.19		Amendment to Asset Sale Agreement dated December 8, 2006 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (5)
10.20	*	Employment Agreement dated December 1, 2006 by and between ULURU Delaware Inc. and John V. St. John, PhD. (6)
10.21		License and Supply Agreement dated February 6, 2007 by and between DexoBiopharm LTD and Uluru Inc. (7)
10.22	*	Employment Agreement dated September 25, 2007 by and between ULURU Delaware Inc. and Renaat Van den Hooff. (9)
21		Subsidiaries. (5)
23.1	**	Consent of Braverman International, P.C.
23.2	**	Consent of Lane Gorman Trubitt, L.L.P.
23.3		Consent of Parr Waddoups Brown Gee & Loveless (included in Exhibit 5.1).(6)
24.1		Power of Attorney (included on signature page of this registration statement).
-----------------------------------------
(1)		Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 18, 2005.
(2)		Incorporated by reference to the Company’s Definitive Schedule 14C filed on March 1, 2006.
(3)		Incorporated by reference to the Company’s Form 8-K filed on March 31, 2006
(4)		Incorporated by reference to the Company’s Form 10-QSB filed on November 20, 2006
(5)		Incorporated by reference to the Company’s Form SB-2 Registration Statement filed on December 15, 2006
(6)		Incorporated by reference to the Company’s Form SB-2/A Registration Statement filed on February 9, 2007
(7)		Incorporated by reference to the Company’s Form 10-QSB filed on May 15, 2007
(8)		Incorporated by reference to the Company’s Form 8-K filed on November 6, 2007
(9)		Incorporated by reference to the Company’s Form 10-QSB filed on November 13, 2007

	*	Management contract or compensation plan arrangements.
	**	Filed herewith.

ITEM  17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Addison, State of Texas, on April 16, 2008.

ULURU Inc.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: April 16, 2008	By	/s/ Kerry P. Gray
Kerry P. Gray
Chief Executive Officer and President
(Principal Executive Officer)

Date: April 16, 2008	By	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors of ULURU Inc., hereby severally constitute and appoint Kerry P. Gray and Terrance K. Wallberg, and both or either one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: April 16, 2008	/s/ William W. Crouse
William W. Crouse, Chairman, Director

Date: April 16, 2008	/s/ Jeffrey B. Davis
Jeffrey B. Davis, Director

Date: April 16, 2008	/s/ Kerry P. Gray
Kerry P. Gray, Director

Date: April 16, 2008	/s/ David E. Reese, Ph.D.
David E. Reese, Ph.D., Director

Date: April 16, 2008	/s/ W. Anthony Vernon
W. Anthony Vernon, Director

EXHIBIT INDEX

Exhibit Number		Description of Document
3.1		Restated Articles of Incorporation dated November 5, 2007 (8)
3.2		Amended and Restated Bylaws dated November 5, 2007 (8)
5.1		Opinion of Parr Waddoup Brown Gee & Loveless. (6)
10.1		Warrant issued by the Registrant to Prenox, LLC, dated October 12, 2005. (1)
10.2		Agreement and Plan of Merger and Reorganization dated October 12, 2005 by and among the Registrant, Uluru Acquisition Corp., and ULURU Delaware Inc. (1)
10.3		Asset Sale Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.4		Patent Assignment Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.5		License Agreement dated October 12, 2005 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (3)
10.6		Lease Agreement dated January 31, 2006 by and between ULURU Delaware Inc. and Addison Park Ltd. (3)
10.7		License Agreement dated August 14, 1998 by and between ULURU Delaware Inc. and Strakan Ltd. (3)
10.8		License and Supply Agreement dated April 15, 2005 by and between ULURU Delaware Inc. and Discus Dental. (3)
10.9		Amendment to License and Supply Agreement dated November 18, 2005 by and between ULURU Delaware Inc. and Discus Dental. (3)
10.10	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Kerry P. Gray. (3)
10.11	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Terrance K. Wallberg. (3)
10.12	*	Employment Agreement dated January 1, 2006 by and between ULURU Delaware Inc. and Daniel G. Moro. (3)
10.13		Warrant to Purchase Common Stock of Uluru Inc. issued to Prenox, LLC, dated August 20, 2006. (4)
10.14		Agreement dated August 30, 2006 by and between Uluru Inc. and ULURU Delaware Inc. (4)
10.15	*	Uluru Inc. 2006 Equity Incentive Plan (2)
10.16		Agreement dated December 6, 2006 by and among the Registrant, ULURU Delaware Inc., Prenox, LLC, and Cornell Capital, LP. (5)
10.17		Common Stock Purchase Agreement dated December 6, 2006 by and among the Registrant and the purchasers party thereto. (5)
10.18		Investor Rights Agreement dated December 6, 2006 by and among the Registrant and the purchasers party thereto. (5)
10.19		Amendment to Asset Sale Agreement dated December 8, 2006 by and between ULURU Delaware Inc. and Access Pharmaceuticals, Inc. (5)
10.20	*	Employment Agreement dated December 1, 2006 by and between ULURU Delaware Inc. and John V. St. John, PhD. (6)
10.21		License and Supply Agreement dated February 6, 2007 by and between DexoBiopharm LTD and Uluru Inc. (7)
10.22	*	Employment Agreement dated September 25, 2007 by and between ULURU Delaware Inc. and Renaat Van den Hooff. (9)
21		Subsidiaries. (5)
23.1	**	Consent of Braverman International, P.C.
23.2	**	Consent of Lane Gorman Trubitt, L.L.P.
23.3		Consent of Parr Waddoups Brown Gee & Loveless (included in Exhibit 5.1).(6)
24.1		Power of Attorney (included on signature page of this registration statement).
-----------------------------------------
(1)		Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 18, 2005.
(2)		Incorporated by reference to the Company’s Definitive Schedule 14C filed on March 1, 2006.
(3)		Incorporated by reference to the Company’s Form 8-K filed on March 31, 2006
(4)		Incorporated by reference to the Company’s Form 10-QSB filed on November 20, 2006
(5)		Incorporated by reference to the Company’s Form SB-2 Registration Statement filed on December 15, 2006
(6)		Incorporated by reference to the Company’s Form SB-2/A Registration Statement filed on February 9, 2007
(7)		Incorporated by reference to the Company’s Form 10-QSB filed on May 15, 2007
(8)		Incorporated by reference to the Company’s Form 8-K filed on November 6, 2007
(9)		Incorporated by reference to the Company’s Form 10-QSB filed on November 13, 2007

	*	Management contract or compensation plan arrangements.
	**	Filed herewith.